UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

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Alimera Sciences, Inc.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2017
To the Stockholders of Alimera Sciences, Inc.:
The annual meeting of stockholders for Alimera Sciences, Inc. (the “Company”) will be held exclusively online via the Internet on Thursday, June 22, 2017 at 9:30 a.m. Eastern Time. The purposes of the meeting are:
1. To elect three Class I directors (Proposal 1);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);
3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 25, 2017 as the record date for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Alpharetta, Georgia during normal business hours for a period of ten days prior to the annual meeting.
This year we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the Internet (the “Notice of Internet Availability”). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about April 26, 2017.
The annual meeting will be presented exclusively online at www.virtualshareholdermeeting.com/ALIM2017. You will be able to attend the annual meeting online, vote your shares electronically and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ALIM2017.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s Proxy Statement for the Annual Meeting, Notice of Internet Availability or proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2017: The Company's Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.proxyvote.com.

By order of the Board of Directors,
Jeffrey W. Burris
Secretary of the Company
Alpharetta, Georgia
Date: April 26, 2017

ALIMERA SCIENCES, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 22, 2017

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we”, the “Company” or “Alimera”), which will be held on Thursday, June 22, 2017 at 9:30 a.m. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/ALIM2017. You may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALIM2017.
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) are available to stockholders at www.proxyvote.com. On April 26, 2017, we will begin mailing to our stockholders (i) a notice (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report or (ii) a copy of this Proxy Statement, a proxy card and the Annual Report. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these proxy materials?
You received these proxy materials because you owned shares of Alimera common stock or Series A Convertible Preferred Stock (“Series A Preferred Stock”) as of April 25, 2017, the record date for the Annual Meeting (the “Record Date”), and the Company's Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders who specifically request a printed copy of the Proxy Statement will receive one. Instead, the Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
What do I need in order to be able to attend the Annual Meeting online?
The Company will be hosting the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALIM2017. You will need the 16-digit control number included in your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2017.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting virtually to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.
When you vote, regardless of the method used, you appoint Richard S. Eiswirth, Jr., our President and Chief Financial Officer, and Jeffrey W. Burris, our Vice President, General Counsel, as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 64,862,904 shares of the Company’s common stock and 600,000 shares of the Company’s Series A Preferred Stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock and one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis (based on a deemed conversion price of $2.95 per share resulting in 8,135,593 votes for the Series A Preferred Stock) as of the Record Date) in connection with the matters set forth in this Proxy

Statement. Additionally, on the Record Date, 8,416.251 shares of our non-voting Series B Preferred Stock were outstanding but are not entitled to vote on any matters presented at the Annual Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for ten days prior to the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting such list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM2017.
How do I vote?
If on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the Annual Meeting virtually and vote during the Annual Meeting. If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 21, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 21, 2017. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 21, 2017.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend virtually. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
How many votes do you need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person via webcast or by proxy at the Annual Meeting. On the Record Date, there were 64,862,904 shares of common stock outstanding and entitled to vote and 8,135,593 shares of common stock underlying the outstanding Series A Preferred Stock (based on a deemed conversion price of $2.95 per share) entitled to vote. Thus, 36,499,249 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. The holders of the common stock and the Series A Preferred Stock (on an as converted basis based on a deemed conversion price of $2.95 per share) vote together as a single class for the proposals in this Proxy Statement. Our Series B Preferred Stock is non-voting and is not included for the purposes of the calculations above.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the Annual Meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class I directors nominated by our Board and named in this Proxy Statement to serve a term of three years until our 2020 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2017; and

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in street name have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this Proxy Statement. As such, your broker does not have discretion to vote your shares on Proposals 1 or 3.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.
Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other matter be properly presented at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares in street name as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of three Class I directors.
With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the three nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominees;

•	“WITHHOLD” your vote for two of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for all three nominees.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our amended and restated bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2017.
You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of the Board of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present , or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Proposal 3: Advisory vote on executive compensation.
You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers as set forth in this Proxy Statement, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person via webcast, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.
If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How does the Board recommend that I vote?
The Board recommends a vote:

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Proposal 1:     “FOR” the election of each of James R. Largent, C. Daniel Myers and Calvin W. Roberts, M.D. as Class I directors to serve a term of three years until our 2020 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm of the Company for the year ending December 31, 2017; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this Proxy Statement.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of James R. Largent, C. Daniel Myers and Calvin W. Roberts, M.D. as Class I directors;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this Proxy Statement.
If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his best judgment.
How do I attend the virtual Annual Meeting?
We are hosting the Annual Meeting exclusively online via live webcast this year. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of the Company's capital stock by attending the virtual Annual Meeting via webcast. You will need to enter the 16-digit control number received with your proxy card or Notice of Internet Availability of Proxy Materials to enter the Annual Meeting via online web portal.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.
How can I find Alimera’s proxy materials and Annual Report on the Internet?
This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice, the Proxy Statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This Proxy Statement and the Annual Report are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.
Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (646) 536-7009.
Can I submit a proposal for inclusion in the proxy statement for the 2018 annual meeting?
Stockholders of the Company may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2018 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2018 annual meeting of stockholders, stockholder proposals must:

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be received by the Secretary of the Company no later than the close of business on December 26, 2017 (which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for this Annual Meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2018 annual meeting of stockholders. If we change the date of the 2018 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2018 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2018 annual meeting?
Stockholders of the Company who wish to nominate persons for election to the Board at the 2018 annual meeting of stockholders or who wish to present a proposal at the 2018 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary no earlier than February 10, 2018 and no later than March 12, 2018. However, if the 2018 annual meeting of stockholders is held earlier than May 23, 2018 or later than July 22, 2018, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2018 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2018 annual meeting. In addition, if the number of directors to be elected to the Board is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by March 3, 2018, then proposals with respect to nominees for any new positions created by the increase in Board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of the Company’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws also is available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 22, 2017: This Proxy Statement and the Annual Report are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
General
The Board is currently comprised of eight directors divided into three classes with staggered three-year terms. There are three Class I and Class III directors and two Class II directors. The term of office of our Class I directors, James R. Largent, C. Daniel Myers and Calvin W. Roberts, M.D. will expire at this year’s Annual Meeting. The term of office of our Class II directors, Glen Bradley, Ph.D. and Garheng Kong, M.D., Ph.D., will expire at the 2018 annual meeting of stockholders. The term of office of our Class III directors, Mark J. Brooks, Brian K. Halak, Ph.D. and Peter J. Pizzo, III will expire at the 2019 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.
Nominees for Election as Class I Directors at the Annual Meeting
This year’s nominees for election to the Board as our Class I directors to serve for a term of three years expiring at the 2020 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of the Record Date is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
James R. Largent	67	Director	2011
C. Daniel Myers	63	Director, Chief Executive Officer	2003
Calvin W. Roberts	64	Director	2003
The following is additional information about each of the nominees as of the date of this Proxy Statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.
James R. Largent has been a member of the Board since 2011 and became chairman on May 6, 2015. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with the U.S. ophthalmic device company, Eyeonics Inc. Also in his role as a consultant, he assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on the Board, Mr. Largent is on the board of directors of SOLX Inc., a privately held company focused on the management and surgical treatment of glaucoma. He previously served on the board of directors of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine. The Board believes that Mr. Largent should serve as a director of the Company, in light of its business and structure, because Mr. Largent has over 30 years of experience in pharmaceutical and medical devices, including the role of vice president of strategic marketing and as a leading industry consultant.
C. Daniel Myers is one of our co-founders and has served as our Chief Executive Officer and as a director since the founding of our Company in 2003. Before founding our Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers holds a B.S. in Industrial Management from Georgia Institute of Technology. The Board believes that Mr. Myers should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Myers has over 33 years of ophthalmic pharmaceutical experience, including over 19 years in the role of president or chief executive officer. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012. Mr. Myers currently serves on a number of industry boards.
Calvin W. Roberts, M.D. has been a member of the Board since 2003. Dr. Roberts currently serves as an Executive Vice President and Chief Medical Officer of Bausch + Lomb. Since 1982, Dr. Roberts has served as a Clinical Professor of Ophthalmology at Weill Medical College of Cornell University. From 1989 to 2011, Dr. Roberts also served as a consultant to Allergan, Inc., Johnson & Johnson and Novartis. Dr. Roberts holds an A.B. from Princeton University and an M.D. from the College of Physicians and Surgeons of Columbia University. Dr. Roberts completed his internship and ophthalmology residency at Columbia Presbyterian Hospital in New York and completed cornea fellowships at Massachusetts Eye and Ear Infirmary and the Schepens Eye Research Institute in Boston. The Board believes that Dr. Roberts should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Roberts has an understanding of the market for products in ophthalmology and the nature of the relationship between pharmaceutical companies and physicians derived from his over 25 years in the practice of medicine as well as his experience in the medical market place and in the processes of drug development and regulatory approval as a consultant to other pharmaceutical companies.

Required Vote and Recommendation of the Board for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The three nominees receiving the most “FOR” votes among votes properly cast in person via webcast or by proxy will be elected to the Board as Class I directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Largent and Myers and Dr. Roberts to the Board at the Annual Meeting, unless otherwise marked on the proxy card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” JAMES R. LARGENT, C. DANIEL MYERS AND CALVIN W. ROBERTS, M.D.

Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Glen Bradley, Ph.D., M.B.A.	74	Director	2011
Mark J. Brooks	50	Director	2004
Brian K. Halak, Ph.D.	45	Director	2004
Garheng Kong, M.D., Ph.D.	41	Director	2012
Peter J. Pizzo, III	50	Director	2010
Class II Directors (Terms Expire in 2018)
Glen Bradley, Ph.D., M.B.A., has been a member of the Board since 2011. Dr. Bradley served as the Chief Executive Officer of CIBA Vision Corporation, the eye care unit of Novartis, A.G., or CIBA Vision, from 1990 to January 2003. Since 2003, Dr. Bradley has served as a consultant to various medical device and ophthalmic drug companies. Dr. Bradley served in the positions of President and CEO from 1986 to 1989 for CIBA Vision, the United States operations of the CIBA Vision Group. Prior to CIBA Vision, he served in senior management positions in the Agricultural, Plastics & Additives and Electronic Equipment Groups of CIBA-Geigy Corporation. Dr. Bradley has been chairman of the board of directors at REFOCUS Group Inc., since March 2003. He serves as a Director of Intuity Medical, Inc. He has previously held board positions with Spectra Physics, Summit Technology, Biofisica, AerovectRx, e-Dr and Biocure. He served as Chairman of the Contact Lens Institute. Dr. Bradley holds a bachelor’s degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an M.B.A. in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School. The Board believes that Dr. Bradley should serve as a director of the Company, in light of its business and structure, because of his significant knowledge, experience, and financial expertise in the ophthalmic industry.
Garheng Kong, M.D., Ph.D., has been a member of the Board since 2012. Dr. Kong has been the Managing Partner of Sofinnova HealthQuest, a healthcare investment firm, since July 2013.  He was a General Partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013.  From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a General Partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors of Cempra, Inc. since September 2006 and as chairman of its board since November 2008. Dr. Kong has served on the board of Histogenics Corporation, a public regenerative medicine company, since 2012 where he also serves as the chairman of the board. Dr. Kong also serves on the board of Laboratory Corporation of America Holdings, a NYSE-listed healthcare company, since December 2013 and Strongbridge Biopharma plc, a public rare disease biomedical company, since September 2015. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and an M.B.A. from Duke University. The Board believes that Dr. Kong should serve as a director of the Company, in light of its business and structure, because of his knowledge and experience in the biotechnology industry, as well as his medical training.

Class III Directors (Terms Expire in 2019)
Mark J. Brooks has been a member of the Board since 2004. Mr. Brooks is a Venture Partner of Scale Venture Partners. Mr. Brooks has been with Scale Venture Partners since its formation in January 2007 and previously served as a Managing Director. Prior to joining Scale Venture Partners, from 1995 Mr. Brooks worked for Bank of America Ventures, ultimately serving as a Managing Director. Mr. Brooks currently serves on the board of directors of three privately held companies: Cutis Care, LLC, LivHome, Inc. and Spinal Kinetics, Inc. From 1999 until its acquisition in 2015, Mr. Brooks served on the board of directors of IPC The Hospitalist Company, Inc., a publicly traded provider of hospitalist services. Mr. Brooks holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Economics from Dartmouth College. The Board believes that Mr. Brooks should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Brooks has experience as a Venture Partner of Scale Venture Partners, where Mr. Brooks has led investments in healthcare services, medical devices and drug development companies and his service on the board of directors of a number of Scale Venture Partners’ portfolio companies.
Brian K. Halak, Ph.D. has been a member of the Board since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst of Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak served as an analyst of Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson University and a B.S. in Engineering from the University of Pennsylvania. The Board believes that Dr. Halak should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Halak has served on the board of directors of more than ten emerging companies in the life sciences industry in the past ten years, including Dicerna Pharmaceuticals, Inc., which completed a public offering on Nasdaq in 2014, Vanda Pharmaceuticals, Inc., a public company listed on Nasdaq, and Esprit Pharma, Inc., a company that was acquired by Allergan, Inc.
Peter J. Pizzo, III has been a member of the Board since April 2010. Since 2005, Mr. Pizzo has served as the Vice President, Finance and Chief Financial Officer of Carticept Medical, Inc., a private medical device company, and since its spinout from Carticept in December 2011, as Vice President, Finance and Chief Financial Officer of Cartiva, Inc., a private orthopedic medical device company. From 2002 until its sale in 2005, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company that developed and marketed local radiation delivery systems for the treatment of solid cancerous tumors. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Vice President of Finance and Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company, most recently as Treasurer. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. The Board believes that Mr. Pizzo should serve as a director of the Company, in light of its business and structure, because Mr. Pizzo has numerous years of experience in medical devices, biologics and healthcare services, including in the role of vice president, finance and chief financial officer.

CORPORATE GOVERNANCE
Independent Directors
Each of our directors, other than C. Daniel Myers, qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.
Board Committees
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also will hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Board. Each current member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
The following table provides membership and meeting information for each of the committees of the Board during the year ended December 31, 2016:

Committee	Chairman	Members	Number of Meetings in 2016
Audit Committee	Peter J. Pizzo, III	Glen Bradley, Ph.D. Mark J. Brooks	8
Compensation Committee	Brian K. Halak, Ph.D.	Mark J. Brooks Garheng Kong, M.D., Ph.D. James R. Largent	13
Nominating and Corporate Governance Committee	James R. Largent	Brian K. Halak, Ph.D. Peter J. Pizzo, III	1
The primary responsibilities of each committee are described below.
Audit Committee
Our audit committee currently consists of Peter J. Pizzo, III, Glen Bradley, Ph.D. and Mark J. Brooks. Mr. Pizzo serves as the chairman of the audit committee. The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).
Mr. Pizzo qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or the Board.
The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct policy and oversees our compliance programs. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Related party transactions will be approved by our audit committee before we enter into them, in accordance with the applicable rules of Nasdaq.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Our compensation committee currently consists of Mark J. Brooks, Brian K. Halak, Ph.D., James R. Largent and Garheng Kong, M.D., Ph.D. Dr. Halak serves as chairman of the compensation committee. The Board has determined that Messrs. Brooks and Largent and Drs. Halak and Kong each satisfy the general independence requirements of the Nasdaq and the SEC rules and regulations for directors. In addition, each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee makes recommendations to the Board and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, and equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee administers our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.
In accordance with Nasdaq listing standards and our amended and restated compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to fund such advisors, and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. The compensation committee has engaged Frederick W. Cook & Co., Inc. (“FW Cook”) since 2011 to provide advice in connection with our executive compensation programs and used FW Cook’s recommendations as part of its decision-making process for setting the named executive officers’ 2016 compensation. In 2017, the compensation committee assessed the independence of FW Cook pursuant to the Nasdaq listing standards and concluded that the work of FW Cook has not raised any conflict of interest.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Brian K. Halak, Ph.D., James R. Largent and Peter J. Pizzo, III. Mr. Largent serves as chairman of the nominating and corporate governance committee.
Our nominating and corporate governance committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. Our nominating and corporate governance committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate and the stockholder submitting the proposal. Candidates proposed by stockholders will be evaluated by our nominating and corporate governance committee using the same criteria as for all other candidates. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters. Our nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.
Board Meetings and Attendance
The Board held twelve meetings in 2016. In 2016, each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. Glen Bradley, Ph.D., Garheng Kong, M.D., Ph.D. and C. Daniel Myers attended our last annual meeting.

Separation of CEO and Chairman Roles
The Board separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of our management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. The Board is led by our Chairman of the Board. The Chairman of the Board chairs all Board meetings (including executive sessions), acts as liaison between the independent directors and management, approves Board meeting schedules and oversees the information distributed in advance of Board meetings, is available to our outside corporate counsel to discuss and, as necessary, respond to stockholder communications to the Board and calls meetings of the independent directors. We believe that having different people serving in the roles of Chairman of the Board and Chief Executive Officer is an appropriate and effective organizational structure for our Company. James R. Largent is Chairman of the Board and chairman of the nominating and corporate governance committee.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.
Risk Oversight
The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our Board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our President and Chief Financial Officer, General Counsel and other members of management report to the audit committee with respect to risk management and our President and Chief Financial Officer and our General Counsel are responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our President and Chief Financial Officer, General Counsel and other members of management. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to the Board regarding these activities.
Employee Compensation Risks
As part of its oversight of our executive compensation program, the compensation committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the compensation committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The compensation committee has determined that, for all employees, our compensation programs are not reasonably likely to have a material adverse effect on us.
Code of Business Conduct
The Board has adopted a Code of Business Conduct that relates to ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our Code of Business Conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our Code of Business Conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
Limitation of Liability and Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.

Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.
Communications to the Board
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the chairman of the Board, chairman of a committee of the Board, the full Board or a particular director, as appropriate.
Director Compensation
The Board, based in part on the recommendations of FW Cook, our compensation consultant, amended our non-employee director compensation program effective as of January 1, 2013. The table below describes our non-employee director compensation program, which consists of annual cash retainers and options to purchase shares of our common stock:

Term	Compensation
Annual Cash Retainer (1)	$35,000
Chairman of Board (1)	Additional annual retainer of $25,000
Chair of Audit Committee (1)	Additional annual retainer of $17,000
Chair of Compensation Committee (1)	Additional annual retainer of $10,000
Chair of Nominating and Corporate Governance Committee (1)	Additional annual retainer of $6,000
Non-Chair Member of Audit Committee (1)	Additional annual retainer of $7,000
Non-Chair Member of Compensation Committee (1)	Additional annual retainer of $5,000
Non-Chair Member of Nominating and Corporate Governance Committee (1)	Additional annual retainer of $3,000
Initial Option Grant	Option to purchase up to 20,000 shares of our common stock upon election as director prorated based on the number of days remaining in the year of election (2)
Annual Option Grant	Option to purchase 20,000 shares of our common stock following each annual meeting of stockholders (2)
(1) All annual cash retainer fees are paid in four quarterly payments.
(2) Option vests and becomes exercisable in equal monthly installments over the following 12 months after grant provided the director provides continuous service through the applicable vesting date.
All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2010 Equity Incentive Plan. Each option granted under our non-

employee director compensation program that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.
We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board and committee meetings.

Director Compensation Table for Year Ended December 31, 2016
The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2016:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glen Bradley, Ph.D.	42,000	22,224	64,224
Mark J. Brooks (3)	47,000	22,224	69,224
Brian K. Halak, Ph.D. (3)	48,000	22,224	70,224
Garheng Kong, M.D., Ph.D.	40,000	22,224	62,224
James R. Largent	71,000	22,224	93,224
Peter J. Pizzo, III	55,000	22,224	77,224
Calvin W. Roberts, M.D.	35,000	22,224	57,224
(1) Mr. Myers was not eligible in 2016 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan because Mr. Myers is a Company employee.
(2) The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 12 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3) Fees earned by Mr. Brooks and Dr. Halak were paid to the management companies of the venture capital funds affiliated with these directors.
The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2016:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Glen Bradley, Ph.D.	20,000	—	$7.97	April 18, 2021
	7,500	—	2.77	June 14, 2022
	12,500	—	1.85	January 30, 2023
	20,000	—	5.39	June 17, 2023
	20,000	—	5.56	June 8, 2024
	20,000	—	5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
Mark J. Brooks	7,500	—	11.00	April 27, 2020
	7,500	—	7.53	June 8, 2021
	7,500	—	2.77	June 14, 2022
	12,500	—	1.85	January 30, 2023
	20,000	—	5.39	June 17, 2023
	20,000	—	5.56	June 8, 2024
	20,000	—	5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
Brian K. Halak, Ph.D.	7,500	—	11.00	April 27, 2020
	7,500	—	7.53	June 8, 2021
	7,500	—	2.77	June 14, 2022
	12,500	—	1.85	January 30, 2023
	20,000	—	5.39	June 17, 2023
	20,000	—	5.56	June 8, 2024
	20,000	—	5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
Garheng Kong, M.D., Ph.D.	20,000	—	2.49	October 2, 2022
	20,000	—	5.39	June 17, 2023

	20,000	—	5.56	June 8, 2024
	20,000	—	5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
James R. Largent	20,000	—	8.47	July 28, 2021
	7,500	—	2.77	June 14, 2022
	12,500	—	1.85	January 30, 2023
	20,000	—	5.39	June 17, 2023
	20,000	—	5.56	June 8, 2024
	20,000		5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
Peter J. Pizzo, III	20,000	—	11.00	April 27, 2020
	7,500	—	7.53	June 8, 2021
	7,500	—	2.77	June 14, 2022
	12,500	—	1.85	January 30, 2023
	20,000	—	5.39	June 17, 2023
	20,000	—	5.56	June 8, 2024
	20,000		5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
Calvin W. Roberts, M.D.	7,500	—	11.00	April 27, 2020
	7,500	—	7.53	June 8, 2021
	20,000	—	5.39	June 17, 2023
	20,000	—	5.56	June 8, 2024
	20,000	—	5.00	June 24, 2025
	10,000	10,000	1.49	June 22, 2026(1)
(1) The shares of stock which are subject to this option shall vest in 12 equal monthly installments beginning on June 23, 2016, provided optionee provides continuous service to Alimera through the 23rd day of each monthly period.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2017, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person via webcast, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of Grant Thornton LLP will have discretionary voting authority with respect to this matter.

YOUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL 2
Independent Registered Public Accounting Firm’s Fees
The following table sets forth the fees billed by Grant Thornton LLP, our independent registered public accounting firm, for audit and non-audit services rendered to the Company in 2016 and 2015. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2016	2015
Grant Thornton LLP Fees
Audit fees(1)	$453,935	$520,068
Audit-related fees	—	—
Tax fees(2)	88,146	92,289
All other fees (3)	6,950	—
Total aggregate fees	$549,031	$612,357
(1) The fees billed or incurred by Grant Thornton LLP for professional services in 2015 and 2016 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, the audit of our annual financial statements and internal control over financial reporting included in the Annual Report, subsidiary audits and the review and consent or comfort letters issued for our registration statements on Form S-3 and Form S-8.
(2) In 2015 and 2016, fees billed or incurred by Grant Thornton LLP were for professional services rendered in connection global tax consulting and foreign tax returns.
(3) In 2016, fees billed by Grant Thornton LLP were license fees associated with access to an online technical guidance platform related to tax and audit support.
All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.
Pre-Approval Policies and Procedures of the Audit Committee
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2016 is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services other than tax-related services.

AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.
The audit committee has also reviewed and discussed with Grant Thornton, LLP the audited consolidated financial statements in the Annual Report. In addition, the audit committee discussed with Grant Thornton, LLP those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, Grant Thornton, LLP provided to the audit committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The audit committee also discussed with Grant Thornton, LLP its independence from us.
Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.
Submitted by the Audit Committee of the Board:

Peter J. Pizzo, III (Chairman)
Glen Bradley, Ph.D.
Mark J. Brooks

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

CAPITAL STOCK
Our authorized capital stock consists of (a) 10,000,000 shares of preferred stock, of which (i) 1,300,000 shares have been designated Series A Convertible Preferred Stock, par value $0.01 per share, all of which shares have been issued and 600,000 of which are outstanding, and (ii) 8,417 shares have been designated non-voting Series B Convertible Preferred Stock, par value $0.01 per share, 8,416.251 of which shares have been issued and are outstanding, and (b) 150,000,000 shares of voting common stock, par value $0.01 per share, of which 64,862,904 shares were outstanding and entitled to vote as of the Record Date.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock and preferred stock as of the Record Date, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through the Record Date.
The percentage ownership is based upon 64,862,904 shares of common stock outstanding as of the Record Date.
The column in the table below entitled “Number of Shares of Common Stock Beneficially Owned” includes (a) shares of common stock subject to options or warrants to purchase common stock that are currently exercisable or exercisable within 60 days of the Record Date, (b) shares of common stock subject to restricted stock unit awards that will vest within 60 days of the Record Date and (c) shares of common stock issuable upon conversion of shares of Series A Preferred Stock and directly or indirectly issuable upon exercise of warrants to purchase shares of Series A Preferred Stock. The column in the table below entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock set forth in clauses (a) – (c) of the prior sentence to be outstanding and to be beneficially owned by the person holding the options, common stock warrants, restricted stock unit award, Series A Preferred Stock or Series A Preferred Stock warrants for the purpose of computing the percentage ownership of the holder thereof, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our Series B Preferred Stock is non-voting and is not included for the purposes of the calculations above.
The column in the table below entitled “Number of Shares of Series A Preferred Stock Beneficially Owned” includes (1) shares of Series A Preferred Stock outstanding as of the Record Date and (2) shares of Series A Preferred Stock issuable upon exercise of warrants to purchase shares of Series A Preferred Stock exercisable within 60 days of the Record Date. The column in the table below entitled “Percentage of Shares of Series A Preferred Stock Beneficially Owned” deems the shares of Series A Preferred Stock issuable upon warrants held by the holder thereof to be outstanding for the purpose of computing such holder’s percentage ownership, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Pursuant to the terms of the Series A Preferred Stock, the Series A Preferred Stock votes together at the Annual Meeting with common stock on an as converted basis based on a deemed conversion price of $2.95. As such, the columns in the table below entitled “Number of Voting Shares Owned” and “Percentage of Voting Shares Owned” include outstanding shares of common stock as of the Record Date and shares of common stock issuable upon conversion of shares of Series A Preferred Stock assuming a deemed conversion price of $2.95.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned		Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Shares of Series A Preferred Stock Beneficially Owned	Number of Voting Shares Owned	Percentage of Voting Shares Owned
5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	14,743,433	(2)	19.2%	780,000	(22)	100.0%	11,149,703	15.3%
Intersouth Partners 102 City Hall Plaza Suite 200 Durham, North Carolina 27701	4,877,480	(3)	7.5%		—	—	4,877,480	6.7%
BAVP, LP 950 Tower Lane, Suite 700 Foster City, California 94404	3,977,391	(4)	6.1%		—	—	3,977,391	5.4%
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	3,625,838	(5)	5.6%		—	—	3,625,838	5.0%
Armistice Capital LLC 510 Madison Avenue New York, New York 10022	3,358,000	(6)	5.2%		—	—	3,358,000	4.6%
Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	14,294,266	(7)	19.5%		—	—	5,878,015	8.1%
HBM Healthcare Investments (Caymen) Ltd. Governors Square Suite #4-212-2 23 Lime Tree Bay Avenue West Bay Grand Cayman, Cayman Islands	3,250,000	(8)	5.0%		—	—	3,250,000	4.5%
Stonepine Capital Management, LLC 919 W. Bond Street, Suite 204 Bend, Oregon 97703	4,615,813	(9)	7.1%		—	—	4,615,813	6.3%
venBio Select Advisors LLC 120 West 45th Street Suite 2802 New York, New York 10036	4,034,488	(10)	6.2%		—	—	4,034,488	5.5%

Directors and Named Executive Officers
Glen Bradley, Ph.D.	130,047	(11)	*	—	—	10,047	*
Mark J. Brooks	115,000	(12)	*	—	—	—	*
Richard S. Eiswirth	1,308,028	(13)	2.0%	—	—	34,974	*
Kenneth Green, Ph.D.	975,051	(14)	1.5%	—	—	136,561	*
Brian K. Halak, Ph.D.	3,742,530	(15)	5.8%	—	—	3,627,530	5.0%
Garheng Kong, Ph.D.	100,000	(16)	*	—	—	—	*
James R. Largent	120,000	(17)	*	—	—	—	*
C. Daniel Myers	2,242,721	(18)	3.3%	—	—	77,619	*
Peter J. Pizzo, III	135,000	(19)	*	—	—	7,500	*
Calvin W. Roberts, M.D.	387,611	(20)	*	—	—	292,611	*
All current directors and executive officers as a group (12 persons)	10,474,428	(21)	14.7%	—	—	4,296,430	5.9%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)
Represents 129,011 shares of Common Stock and an aggregate of 420,301 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Investors, LLC (“PAI LLC”), as an investment advisor and general partner of other funds; 1,216,685 shares of Common Stock and an aggregate of 6,789,323 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 1,668,414 shares of Common Stock and an aggregate of 4,519,699 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Palo Alto Healthcare Fund, L.P. (“Healthcare”) and Palo Alto Healthcare II, L.P. (“Healthcare II”) hold shares of Common Stock indirectly through Healthcare Master and Healthcare Master II. Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI LLC. PAI LLC, Healthcare Master, Healthcare Master II, Healthcare, Healthcare II, Dr. Lee and Dr. Yun (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors’ pecuniary interest therein. In addition, the filing of the Schedule 13G jointly by Healthcare Master, Healthcare Master II, Healthcare and Healthcare II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of Common Stock, Series A Preferred Stock or a warrant to purchase Series A Preferred Stock.

(3)
Represents 73,590 shares held by Intersouth Affiliates V, L.P.; 1,605,743 shares held by Intersouth Partners V, L.P.; 2,053,381 shares held by Intersouth Partners VI, L.P.; and 1,144,766 shares held by Intersouth Partners VII, L.P.

(4)
The general partner of BAVP, LP is Scale Venture Management 1, LLC (“SVM I”). Mark J. Brooks, a member of the Board, is a member of SVM I; however, voting and investment power with respect to these shares is shared only by the managing members of SVM 1, Kate Mitchell and Rory O’Driscoll. Ms. Mitchell and Mr. O’Driscoll disclaim beneficial ownership with respect to the shares held by BAVP, LP, except to the extent of their respective pecuniary interest therein, if any. Mr. Brooks is also a member of Scale Venture Management I-A, LLC, which serves as the management company for BAVP, LP and SVM I; however, SVM I maintains the ultimate responsibility for the voting and investment power with respect to these shares.

(5)
Represents 3,590,931 shares held by Domain Partners VI, L.P. and 34,907 shares held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of the Board, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)
Based on Schedule 13G filed with the SEC on January 19, 2017, represents 3,358,000 shares held by Armistice Master Capital Fund Ltd. (“Armistice Fund”). Armistice Capital LLC (“Armistice Capital”) and Steven Boyd filed a Schedule 13G jointly with Armistice Fund for these shares and Armistice Capital and Steve Boyd disclaim beneficial ownership, except to the extent of its or his pecuniary interest.

(7)
Based on Schedule 13G/A filed with the SEC on February 14, 2017, represents an aggregate of 5,878,015 shares of common stock, 8,416.251 shares of Series B convertible preferred stock convertible into 8,416,251 shares of common stock held by Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor. The provisions of the preferred stock beneficially owned by the reporting person restrict the conversion of such securities to the extent that, upon such conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of the Issuer then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon conversion of such preferred stock to the extent beneficial ownership of such shares would cause all reporting persons hereunder, in the aggregate, to exceed the Ownership Cap.

(8)
Based on Schedule 13G filed with the SEC on February 14, 2017, represents 3,250,000 shares held by HBM Healthcare Investments (Cayman) Ltd. (“HBM Healthcare Ltd.”). Voting and investment power over the shares held by HBM Healthcare Ltd. is exercised by the board of directors of HBM Healthcare Ltd., which consists of Jean Marc Lesieur, Sophia Harris, Richard Coles, Dr. Andreas Wicki and Paul Woodhouse, none of whom has individual voting or investment power with respect to these shares.

(9)
Based on Schedule 13G/A filed with the SEC on February 14, 2017, represents 4,615,813 shares held by Stonepine Capital Management LLC (“GP”). The GP is the general partner and investment advisor of investment funds, including Stonepine Capital, L.P. ("LP” and collectively, the “Funds”). Jon M. Plexico and Timothy P. Lynch are the control persons of the GP. The filers filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group. Each of the GP, LP, Mr. Plexico and Mr. Lynch disclaim beneficial ownership of these shares, except to the extent of that persons pecuniary interest therein. In addition, the filing of the Schedule 13G by the LP should not be construed as an admission that it is, and it disclaims that it is, a beneficial owner as defined in Rule 13d3 of the Exchange Act of these shares covered by the Schedule 13G

(10)
Based on Schedule 13G filed with the SEC on February 9, 2017, represents 4,034,488 shares held by venBio Select Advisor LLC (“VenBio”). VenBio provides investment advisory and management services and has acquired these shares solely for investment purposes on behalf of venBio Select Fund LLC, and certain managed accounts. The 13G for these shares was filed by VenBio and Behzad Aghazadeh (“Dr. Aghazadeh”). Dr. Aghazadeh serves as the portfolio manager and controlling person of VenBio. The filing by VenBio and Dr. Aghazadeh of the Schedule 13G should not be construed as an admission that VenBio or Dr. Aghazadeh is the beneficial owner of these shares.

(11)	Includes 120,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(12)
Includes 115,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Mr. Brooks is a member of Scale Venture Management 1, LLC, the general partner of BAVP, LP. Mr. Brooks is deemed to hold the options for the benefit of Scale Venture Management 1, LLC and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any. Excludes shares held by BAVP, LP, as Mr. Brooks does not have voting or investment power over the shares held by BAVP, LP.

(13)
Includes 1,273,054 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Excludes 625,834 shares of Common Stock subject to options that are not exercisable within 60 days of the Record Date.

(14)
Includes 838,490 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Excludes 411,354 shares of Common Stock subject to options that are not exercisable within 60 days of the Record Date.

(15)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (5) above, except to the extent of his pecuniary interest therein. Includes 1,692 shares owned directly by Dr. Halak. Includes 115,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(16)	Includes 100,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(17)	Includes 120,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(18)
Includes 2,165,102 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Excludes 918,230 shares of Common Stock subject to options that are not exercisable within 60 days of the Record Date.

(19)	Includes 127,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(20)
Includes 95,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 6,389 shares held by Calvin W. Roberts IRA. Includes 245,435 shares held in a number of trusts with indirect ownership and 200 shares held by the spouse of Dr. Roberts in the Andrea C. Roberts IRA. Dr. Roberts disclaims beneficial ownership of the shares held in trust.

(21)
Includes 5,040,194 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 6,389 shares held by Calvin W. Roberts IRA, 245,435 shares held in a number of trusts with indirect ownership and 200 shares held by the spouse of Dr. Roberts in the Andrea C. Roberts IRA and 144,764 shares held in joint tenancy by an executive and his spouse. Dr. Roberts disclaims beneficial ownership of the shares held in trust. Excludes 2,516,967 shares of Common Stock subject to options that are not exercisable within 60 days of the Record Date.

(22)
Includes 21,500 shares of Series A Preferred Stock and a warrant to purchase 6,450 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock and a warrant to purchase 69,360 shares of Series A Preferred Stock held by Healthcare Master; and 347,300 shares of Series A Preferred Stock and a warrant to purchase 104,190 shares of Series A Preferred Stock held by Master II. For further information regarding PAI Investors, see footnote (2) above.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2016, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2016, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
All of the transactions set forth below were approved by a majority of the Board, including a majority of the independent and disinterested members of the Board. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties. It is our intention to ensure that all future transactions between us and our directors, executive officers and principal stockholders and their affiliates are approved by a majority of the members of the Board, including a majority of the independent and disinterested members of the Board and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.
Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders
Equity Awards. See “Corporate Governance — Director Compensation” and “Executive Compensation” for additional information regarding stock options and equity awards granted to our directors and named executive officers.
Indemnification Agreements. We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer. See “Corporate Governance - Limitation of Liability and Indemnification” for additional information.

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of the Record Date and certain biographical information for each executive officer.

Name	Age	Position
C. Daniel Myers	63	Chief Executive Officer and Director
Richard S. Eiswirth, Jr.	48	President and Chief Financial Officer
Kenneth Green, Ph.D.	58	Senior Vice President and Chief Scientific Officer
David Holland	53	Senior Vice President of Sales and Marketing
Philip Ashman, Ph.D.	52	Senior Vice President, EU Managing Director
C. Daniel Myers — For biographical information, see “Proposal 1: Election of Directors – Nominees for Election as Class I Directors at the Annual Meeting.”
Richard S. Eiswirth, Jr. has served as President and Chief Financial Officer of our Company since January 2016. Mr. Eiswirth previously served as our Chief Operating Officer and Chief Financial Officer from August 2010 until December 2015 and as our Chief Financial Officer from October 2005 to August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of Internet banking solutions to community banks from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth serves as a director of Celtaxsys Inc., a privately held biotechnology company, where he also chairs the audit committee. Mr. Eiswirth previously served as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and as director and audit committee chairman of Color Imaging, Inc., a Norcross, Georgia based manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a B.A. in accounting from Wake Forest University.
Kenneth Green, Ph.D. joined us in 2004 as Vice President of Scientific Affairs, and has served as the Senior Vice President and Chief Scientific Officer of our Company since January 2007. Prior to joining us, Dr. Green served as the V.P. Global Head of Clinical Sciences at Novartis Ophthalmics. He has managed ophthalmic clinical development organizations at Storz Ophthalmics, Bausch & Lomb and CIBA Vision. He started his career in the pharmaceutical industry in 1984, as a basic research scientist in drug discovery at Lederle Laboratories, and has since held positions in many areas of drug development. Dr. Green holds a B.A. in Chemistry from Southern Illinois University and a Ph.D. in Organic Chemistry from Ohio State University.
David Holland is one of our co-founders and served as the Vice President of Marketing since the founding of our Company in 2003 through August 2010 when he was appointed the Senior Vice President of Sales and Marketing. Prior to founding our Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.
Philip Ashman, Ph.D. has served as the Senior Vice President, Managing Director Europe since January 1, 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, most recently responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including Ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.
Election of Officers
Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Objectives and Overview
As a pharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of, clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly impacted by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards. .
Compensation Committee
The compensation committee of the Board is comprised of four non-employee members of the Board. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.
Compensation Consultant
The compensation committee has engaged FW Cook since 2011 to provide advice in connection with our executive compensation programs and incorporated FW Cook’s recommendations into its decision-making process for setting the named executive officers’ 2016 compensation.
Compensation Philosophy
The compensation committee targets the compensation of our executive officers based on the compensation provided to executives in similar positions at our peer group companies through three components: base salary, incentive compensation through cash and long-term equity incentive. The compensation committee targets the base salary, as well as the target annual cash incentive compensation, for each of our named executive officers at or near the 40th percentile of that provided by our peer group to similarly situated executives. The compensation committee targets the long-term equity incentive compensation of each of our named executive officers so that the executive’s target number of shares underlying equity grants, as a percentage of common stock outstanding, would be at or near the 60th percentile of amounts provided by our peer group to similarly situated executives. The compensation committee aims to align the interests of our executive officers with those of our stockholders by targeting the cash compensation of our executive officers below the median of our peer group and the long-term equity incentive compensation of our executive officers above the median.
The compensation committee does not always set executive compensation components at the exact levels derived from its analysis of the peer group data. The compensation committee has determined that our executive compensation program should remain flexible. As such, at times the compensation committee may decide to use the peer group data as merely a reference point and base the decision on other factors, including, but not limited to, the compensation committee’s view of internal equity and consistency, the individual experience and judgment of the members of the committee, information it receives from management, individual performance, the committee’s judgment of the current state of the Company’s business, the small size of our executive team and the need to tailor each executive’s compensation to retain and motivate that executive officer. The compensation committee believes this practice allows us to retain and attract executive talent while maintaining the desired emphasis on long-term equity incentives aligned with stockholders. In certain circumstances in which an executive officer is uniquely critical to our success or due to the intensely competitive market for highly qualified employees in our industry, the compensation committee expects that it may deviate from this approach. The compensation committee utilized this approach in December of 2015 when it set our executive officers’ 2016 base salaries and target bonuses.
The compensation committee plans to continue to review, and modify as appropriate, the method utilized for executive compensation decisions on an ongoing basis.

2016 Summary Compensation Table
The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2016. We refer to these executive officers in this Proxy Statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
C. Daniel Myers	2016	519,120	71,379	839,829	57,103	6,786	1,494,217
Chief Executive Officer	2015	504,000	124,740	1,938,407	13,860	6,786	2,587,793
Richard S. Eiswirth, Jr.	2016	425,000	47,813	513,229	38,250	6,786	1,031,078
President and Chief Financial Officer	2015	394,000	70,920	1,184,582	7,880	6,786	1,664,168
Kenneth Green, Ph.D.	2016	379,000	37,900	363,926	30,320	6,786	817,932
Senior Vice President, Scientific Affairs and Chief Scientific Officer	2015	350,000	63,000	839,977	7,000	6,786	1,266,763
(1) The amounts set forth in this column represent the subjective portion of our annual bonus awards paid to the named executive officers based on the Board’s approval.
(2) The amounts reported in this column represent the aggregate grant date fair value of options awarded computed in accordance with FASB ASC Topic 718. The grant date fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 12 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3) The Non-Equity Incentive Plan Compensation represents the bonus paid to executives based on objective corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the Board.
(4) All Other Compensation represents 401(k) matching contributions and short-term and long-term disability gross-ups paid on an executive’s behalf.
Narrative Explanation of Certain Aspects of the Summary Compensation Table
The compensation paid to our named executive officers in 2016 consisted of the following components:

•	base salary;

•	performance-based cash bonuses; and

•	long-term incentive compensation in the form of stock options.
Base Salaries
For the year ended December 31, 2016, the annual base salaries for our named executive officers were as follows: C. Daniel Myers — $519,120; Richard S. Eiswirth, Jr. — $425,000; and Kenneth Green, Ph.D. — $379,000.
Long-Term Incentive Compensation.
We utilize equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. Our long-term incentive awards have primarily been in the form of options to purchase our common stock. Because our executive officers are awarded stock options with an exercise price equal to the fair market value of our common stock on the date of grant, these options will have value to our executive officers only if the market price of our common stock increases after the date of grant and they remain employed by us through the vesting date.
Generally, in order to align his interests with those of our stockholders, a significant stock option grant is made to an executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Typically, our initial stock option grants to new executives vest at the rate of 25% after the first year of service, with the remainder vesting ratably over the subsequent 36 months. Our stock option grants to continuing executives vest in equal monthly installments over a four year period following the grant date. Historically, the compensation committee determined the size of the grant based in part on its review of peer group and other publicly available data.

The compensation committee plans to consider future equity awards for executive officers annually based upon recommendations from our Chief Executive Officer and in comparison to their current peer group. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.
For information regarding the vesting and acceleration provisions applicable to the options held by our named executive officers, please see "Severance and Change in Control" below.

Outstanding Equity Awards as of December 31, 2016
The following table sets forth information regarding each option held by each of our named executive officers as of December 31, 2016. The vesting applicable to each outstanding option is described in the footnotes to the table below. For a description of the acceleration of vesting provisions applicable to the options held by our named executive officers, please see the section titled “Estimated Benefits and Payments Upon Termination of Employment” below.

	Option Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
C. Daniel Myers	12/13/2008		177,883	—	1.40	12/13/2017
	3/20/2009		160,107	—	2.42	3/20/2018
	8/25/2010		26,306	—	4.02	8/25/2019
	12/22/2010		79,851	—	4.02	8/25/2019
	12/3/2010		97,185	—	11.15	11/3/2020
	3/10/2012		300,000	—	1.65	2/10/2022
	1/19/2013	(2)	365,000	—	1.66	12/19/2022
	1/19/2013	(2)	77,000	—	1.66	12/19/2022
	1/16/2014	(2)	273,750	91,250	2.47	12/15/2023
	1/16/2014	(3)	82,499	27,501	2.47	12/15/2023
	2/28/2015	(2)	215,625	234,375	5.51	1/28/2025
	2/4/2016	(2)	103,125	346,875	2.47	1/3/2026
Richard S. Eiswirth, Jr.	12/13/2008		33,094	—	1.40	12/13/2017
	3/20/2009		46,347	—	2.42	3/20/2018
	6/25/2009		29,411	—	3.88	6/25/2018
	8/25/2010		7,033	—	4.02	8/25/2019
	12/22/2010		21,350	—	4.02	8/25/2019
	12/3/2010		68,153	—	11.15	11/3/2020
	3/10/2012		170,000	—	1.65	2/10/2022
	1/19/2013	(2)	235,000	—	1.66	12/19/2022
	1/19/2013	(2)	73,500	—	1.66	12/19/2022
	1/16/2014	(2)	176,250	58,750	2.47	12/15/2023
	1/16/2014	(3)	78,749	26,251	2.47	12/15/2023
	2/28/2015	(2)	131,771	143,229	5.51	1/28/2025
	2/4/2016		63,021	211,979	2.47	1/3/2026
Kenneth Green, Ph.D.	3/1/2008		58,824	—	1.40	3/1/2017
	12/13/2008		26,077	—	1.40	12/13/2017
	3/20/2009		67,414	—	2.42	3/20/2018
	8/25/2010		9,118	—	4.02	8/25/2019
	12/22/2010		27,678	—	4.02	8/25/2019
	12/3/2010		54,057	—	11.15	11/3/2020
	3/10/2012		95,000	—	1.65	2/10/2022
	1/19/2013	(2)	135,000	—	1.66	12/19/2022
	1/19/2013	(2)	45,500	—	1.66	12/19/2022
	1/16/2014	(2)	101,250	33,750	2.47	12/15/2023
	1/16/2014	(3)	48,749	16,251	2.47	12/15/2023
	2/28/2015	(2)	93,438	101,562	5.51	1/28/25
	2/4/2016	(2)	44,688	150,312	2.47	1/3/2026
(1) Unless otherwise set forth below, 25% of each option vests upon continuous service through the initial vesting date shown in the table. Thereafter, the option vests in 12 equal quarterly installments over the next three years of service.
(2) Vests in 48 equal monthly installments over a four year period beginning on the initial vesting date.
(3) This option shall vest with respect to 1/48th of the shares subject to the option when the optionee completes each month of continuous service with us after the Initial Vesting Date, provided, however, that no such option was to become exercisable in the event we did not receive approval from the U.S. Food and Drug Administration of our new drug application for ILUVIEN on or prior to December 31, 2015.
Severance and Change in Control
Each of our named executive officers has a provision in his employment agreement providing for certain severance benefits in the event of termination without cause, or the executive’s decision to terminate his employment for good reason after a change in control. These severance provisions are described in the “— Employment Agreements” section below.
Acceleration Provisions for Unvested Options in Event of Change of Control. In June 2008, the Board established acceleration provisions for unvested options in the event of a change in control. Under these provisions, in the event of change of control, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full in the event that the stock options are not continued or replaced with an alternate security, the executive is terminated without cause, or the executive terminates his employment for good reason within 12 months of a change of control. See “— Employment Agreements with our Executive Officers” and “— Estimated Benefits and Payments Upon Termination of Employment” below for estimates of severance and change in control benefits.
Amended and Restated Employment Agreement Entered into in 2014. Effective October 23, 2014, upon the recommendation of the our compensation committee following its review of an executive compensation study performed by FW Cook, we entered into amended and restated employment agreements with each of our named executive officers, (each, an “Employment Agreement”) other than Philip Ashman, Ph.D. who entered into an employment agreement in November 2012 in connection with the commencement of his employment. These new agreements provide certain additional severance and change in control-related benefits to our named executive officers, including additional cash severance and vesting acceleration upon the occurrence of certain defined events. More detailed information regarding these agreements is included in “Employment Agreements with our Executive Officers” below.
Base Salary and Bonus. Each officer will continue to receive his base salary and be eligible to receive the same annual bonus in effect as of the effective date of the applicable Employment Agreement, which may be reviewed and increased at the discretion of the Board or the compensation committee. Pursuant to the Employment Agreements, the officers continue to be entitled to receive all other benefits generally available to our executive officers. Each of the Employment Agreements provides that the applicable officer’s employment with us is “at will”.
Termination Without Cause/Resignation for Good Reason. In addition, each of the Employment Agreements provides that if we terminate the applicable officer’s employment without cause (as defined therein) or if he resigns for good reason (as defined therein), either more than three months prior to a change in control (as defined therein) or more than 18 months after a change in control, subject to the conditions set forth therein, the officer will be entitled to:

•	100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;

•	a cash payment equal to his earned and pro-rated annual bonus; and

•
payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination Without Cause/Resignation for Good Reason in Connection with a Change in Control. In the event we terminate the applicable officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, the Employment Agreements provide that, subject to the conditions set forth therein, the officer will be entitled to:

•
a multiple of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, with the specific multiple and timing of payments varying based on the named executive officer as described below;

•	a cash payment equal to his earned and pro-rated annual bonus; and

•
payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA, with the specific number of months of payment varying based on the named executive officer as described below.

For Dr. Green, the multiple of the sum is 125%, which will be paid in 15 monthly installments. In addition, the payment of premiums for medical insurance will be for 15 months or until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
For Mr. Eiswirth, the multiple of the sum is 137.5%, which will be paid in 17 monthly installments. In addition, the payment of premiums for medical insurance will be for 17 months or until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

For Mr. Myers, the multiple of the sum is 150%, which will be paid in 18 monthly installments. In addition, the payment of premiums for medical insurance will be for 18 months or until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
Death of the Officer. In the event that an officer’s employment is terminated on account of his death, pursuant to the Employment Agreements, we shall pay (i) his base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to his earned and pro-rated annual bonus, (iii) any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of termination or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan
Acceleration of Unvested Equity in the Event of a Change of Control. The Employment Agreements also provide for acceleration of any unvested equity held by our executive officers in the event of a change of control. Under these provisions, in the event of change of control, each officer will receive 12 months of additional vesting for any equity securities that are outstanding and unvested as of the date of such transaction. In addition, unvested equity securities will vest in full if the officer is terminated without cause, or the officer resigns for good reason, in each case within 12 months of a change of control, or in the event that certain conditions are not satisfied with respect to a merger or consolidation.
Our compensation committee believes that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the life science industry, there is a possibility that we could be acquired in the future. Accordingly, our compensation committee believes that the larger severance packages resulting from terminations related to change in control transactions, and bonus and vesting packages relating to the change in control itself, will provide an incentive for these executives to help execute such a transaction from its early stages until closing. Our maturation into a commercial-stage company also influenced the compensation committee’s decision.
No material changes were made to these benefits in 2016.
Other Benefits
Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.
Policies Regarding Recovery of Awards
Our compensation committee has not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment in the future after the SEC regulations are released.
Tax and Accounting Treatment of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the Chief Financial Officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. All grants of options under our 2010 Equity Incentive Plan are intended to qualify for the exemption. Grants of restricted shares or stock units under our 2010 Equity Incentive Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted shares or stock units that vest solely on the basis of service cannot qualify for the exemption. Our current cash incentive plan is not designed to qualify for the exemption. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.
We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.
Policies on Ownership, Insider Trading, Hedging and 10b5-1 Plans
We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in early stage commercial pharmaceutical companies, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.
Our insider trading policy prohibits hedging, transactions in options such as puts or calls or “short sales” involving our securities by our executive officers and employees. In addition, we have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) designated by us. These plans may include specific instructions for the broker to exercise vested options and sell Company stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 31st day after adoption. The purpose of such plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the Record Date, four of our executive officers had a trading plan in effect.
Stockholder Advisory Vote on Executive Compensation
At our 2016 annual meeting of stockholders, approximately 78.8% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2016 annual meeting of stockholders, including the 2015 Summary Compensation Table and other related tables and disclosures. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Based upon that stockholder vote, the compensation committee believed that significant modifications to our executive compensation program were not necessary for 2016 and, as such, it remained relatively unchanged from our 2015 program. Both our compensation committee and the Board intend to periodically reevaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non−binding advisory votes by the Company’s stockholders.

Employment Agreements with Our Executive Officers
We have entered into employment agreements with each of our named executive officers. The employment agreements provide for a starting base salary and a potential annual bonus, which is subject to adjustment by the Board from time to time. In addition each of the agreements provides that if we terminate the named executive officer’s employment without cause or if he resigns for good reason (as defined therein), either more than three months prior to a change in control (as defined therein) or more than 18 months after a change in control, subject to the conditions set forth therein, the officer will be entitled to (i) 100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments, (ii) a cash payment equal to his earned and pro-rated annual bonus and (iii) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. In the event the Company terminates the applicable officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, the Employment Agreements provide that, subject to the conditions set forth therein, the officer will be entitled to (i) 125% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination paid in 15 monthly installments in the case of Dr. Green , 137.5% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination paid in 17 monthly installments in the case of Mr. Eiswirth, or 150% of the sum of (x) his total annual base salary at the rate in effect at the time of termination plus (y) his target bonus in effect at the time of termination paid in 18 monthly installments in the case of Mr. Myers, (ii) a cash payment equal to his earned and pro-rated annual bonus and (iii) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for (a) 15 months after the date of termination in the case of Dr. Green , 17 months after the date of termination in the case of Mr. Eiswirth, and 18 months after the date of termination in the case of Mr. Myers, or (b) if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
The employment agreements provide that if a named executive officer’s employment is terminated on account of his disability the officer will be entitled to (i) payment of base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to earned and pro-rated annual bonus, (iii) payment of any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) payment of the premiums for medical insurance coverage for the named executive officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
If an officer’s employment is terminated on account of death, the employment agreements require us to pay (i) base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to his earned and pro-rated annual bonus, (iii) any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) the premiums for medical insurance coverage for the named executive officer’s dependents under COBRA for 12 months after the date of termination or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.
The employment agreements also provide for acceleration of any unvested equity held by our named executive officers in the event of a change of control. Under these provisions, in the event of change of control, each officer will receive 12 months of additional vesting for any equity securities that are outstanding and unvested as of the date of such transaction. In addition, unvested equity securities will vest in full if the officer is terminated without cause, or the officer resigns for good reason, in each case within 12 months of a change of control, or in the event that certain conditions are not satisfied with respect to a merger or consolidation of the Company.
For purposes of severance payments, “good reason” and “constructive dismissal” are defined in all amended and restated employment agreements, as an executive resigning within 12 months after one of the following conditions has come into existence without the executive’s consent:

•	a reduction of the executive’s base salary;

•	a material adverse change in the executive’s primary responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any material breach by us of the employment agreement.
The executive must provide us with written notice within 90 days after a good reason condition comes into the existence, and we have 30 days to remedy the condition after receipt of the notice. For purposes of option acceleration, “good reason” is defined in all applicable employment agreements as:

•	a material adverse change in the executive’s responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any breach by us of the employment agreement that is material and not cured, or capable of being cured, within 30 days after the executive gives us and the Board written notice.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail in our Executive Officers – Overview of Compensation Philosophy and Objectives, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read “Executive Officers – Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.
The compensation committee of the Board continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Executive Officers – Compensation Discussion and Analysis, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are encouraged to read “Executive Officers – Compensation Discussion and Analysis,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal.
As an advisory vote, the result will not be binding on the Board or compensation committee. The Board and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
OTHER MATTERS
As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Accompanying this Proxy Statement and posted on our website with this Proxy Statement, is the Annual Report. Copies of the Annual Report, as filed with the SEC, are available free of charge on the investor relations portion of our website at www.alimerasciences.com.
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
or
Call CG Capital
(877) 889-1972
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.
The Board of Alimera Sciences, Inc.
Alpharetta, Georgia
April 26, 2017

ALIMERA SCIENCES, INC.
6120 WINDWARD PARKWAY
SUITE 290
ALPHARETTA, GA 30005

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALIM2017**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26907-P92824 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALIMERA SCIENCES, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James R. Largent
02) C. Daniel Myers
03) Calvin W. Roberts, M.D.

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E26908-P92824

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
JUNE 22, 2017, 9:30 AM

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on June 22, 2017

The undersigned appoints Richard S. Eiswirth, Jr. and Jeffrey W. Burris, or any of them as shall be in attendance at the 2017 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on June 22, 2017, at 9:30 a.m., local time, virtually, via webcast, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. This year's Annual Meeting of Stockholders will be held virtually, webcast only. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the Board of Directors nominees for director in Proposal 1, and "FOR" Proposal 2 and 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

V.1.2